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                                                                   EXHIBIT 10.33

Irrevocable Standby Letter of Credit No. 3035796

Issue Date March 19, 2001

BENEFICIARY:                                     APPLICANT:

Crown Media Holdings, Inc.                       HC Crown Corporation
6340 S. Fiddlers Green Circle                    103 Foulk Road, Suite 214
Englewood, Colorado 80111                        Wilmington, DE 19803
Attn: Mark Thompson                              Attn: David C. Eppes,
                                                 Vice President and Controller

                                                 PLACE AND DATE OF EXPIRY:
                                                 Los Angeles, CA,
                                                 April 1, 2002

                                                 AMOUNT:
                                                 USD $150,000,000.00
                                                 (One Hundred Fifty Million and
                                                 00/100 USD)

At the request and on the instructions of HC Crown Corporation, we hereby establish our Irrevocable Standby Letter of Credit in favor of the beneficiary in the amount of $150,000,000.00 (One Hundred Fifty Million and 00/100 USD), expiring on April 1, 2002.

       Funds under this Letter of Credit will be made available to you against receipt by us of a sight draft in the form attached hereto as Annex A accompanied by your drawing certificate in the form of Annex B, presented for payment on a Business Day (as hereinafter defined), with all blanks appropriately completed and signed by a person purporting to be an authorized officer.

We engage with you that all draft(s) drawn under and in compliance with the terms and conditions of this letter of credit shall be duly honored on presentations to us at our office at 333 S. Beaudry Ave. 19th Floor, Los Angeles, California 90017, Attn.: Standby Letter of Credit Department.

As used herein "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in the city in which the office designated by us as the location for presentation of a drawing is located are authorized or required to be closed.

Partial and multiple drawings are permitted under this Letter of Credit.

This Letter of Credit sets forth in full term of our obligations to you, and our undertaking shall not in any way be amended or amplified by reference to any documents, instruments or any agreement referred to herein or to which this letter of credit relates, and such reference, if any, shall not in any way be deemed to incorporate herein by reference any document, instrument or agreement.

If a demand for payment made by you hereunder does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall give you prompt notice that the purported demand was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor and that we are holding any documents at your disposal or are returning the same to you, as we may elect. Upon being notified that the purported demand was not effected in conformity with this Letter of Credit, you may attempt to correct any such nonconforming demand for payment to the extent that you are entitled and able to do so and within the validity of this Letter of Credit.

This Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credit (1993 Revision), International Chamber of Commerce Publication No. 500, and to the extent not inconsistent therewith, the laws of the State of California.


/s/  Margaret Kwiatek                                   /s/  Sandra Leon
---------------------                                   ----------------
Margaret Kwiatek                                        Sandra Leon
Vice President                                          Vice President
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                                                           ANNEX A

                                                           TO
                                                           BANK OF AMERICA, N.A.
                                                           LETTER OF CREDIT
                                                           NO. 3035796



                                   SIGHT DRAFT

                                     [DATE]

                                    AT SIGHT



Pay to the order of Crown Media Holdings, Inc., the sum of ____________________ and ______/100 Dollars ($_______________) drawn on BANK OF AMERICA, N.A., as issuer of its Irrevocable Standby Letter of Credit No. 3035796 dated March 19, 2001.

                               Crown Media Holdings, Inc.

                               By:
                                  ---------------------------------------------
                               Name:
                                    -------------------------------------------
                               Title:
                                     ------------------------------------------



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                                                           ANNEX B

                                                           TO
                                                           BANK OF AMERICA, N.A.
                                                           LETTER OF CREDIT
                                                           No. 3035796

                               DRAWING CERTIFICATE

Bank of America, N.A.
333 South Beaudry
19th Floor
Los Angeles, CA 90017
Attention: Letter of Credit Department

       Re:    Irrevocable Letter of Credit No. 3035796

Ladies and Gentlemen:

       The undersigned individual, a duly authorized officer of Crown Media Holdings, Inc. (the "Beneficiary"), hereby CERTIFIES on behalf of the Beneficiary as follows with respect to that certain Irrevocable Standby Letter of Credit No. 3035796, dated March 19, 2001 (the "Letter of Credit"), issued by Bank of America, N.A. (the "Bank"), in favor of the Beneficiary:

       1. The Beneficiary is entitled to make this drawing in the aggregate amount of $______ under the Letter of Credit pursuant to the Promissory Note dated February 12, 2001, by and between Crown Media Holdings, Inc. including the subsidiaries signatory thereto, and HC Crown Corporation (the "Promissory Note").

       2. The amount of the drawing is equal to the amount requested to be funded pursuant to the Promissory Note.

       3. No event of default exists under the Promissory Note at the time of the borrowing request.

       4.     HC Crown Corporation failed to fund the borrowing request.

       5. The amount of the drawing being made by this Certificate when added to the amount of any other drawing made does not exceed the amount of the Letter of Credit as presently in effect.

       IN WITNESS WHEREOF, this Certificate has been executed this ______ day of __________________, ______.

                                 Crown Media Holdings, Inc.

                                 By:
                                    ------------------------------------
                                       [Title of Authorized Officer]